Exhibit 99.1
Harmonic Announces Fourth Quarter and Year End Results
Sequential Growth in Sales and Bookings;
Continued Global Diversification and Technology Leadership
SUNNYVALE, Calif.—February 4, 2010—Harmonic Inc. (NASDAQ: HLIT), a leading provider of broadcast and on-demand video delivery solutions, today announced its preliminary and unaudited results for the quarter and year ended December 31, 2009.
For the fourth quarter of 2009, the Company reported net sales of $86.7 million, compared to $83.9 million in the previous quarter and $96.9 million in the fourth quarter of 2008. Total bookings in the fourth quarter of 2009 were $107.6 million, up from $79.9 million in the third quarter. For the full year 2009, net sales were $319.6 million, compared to $365.0 million in 2008.
International sales represented 50% of net sales for the fourth quarter and 49% for the full year of 2009, up from 47% and 44%, respectively, for the same periods in 2008. In 2009, the Company’s 10 largest customers contributed 47% of net sales, compared to 58% in 2008.
The Company reported GAAP net income for the fourth quarter of 2009 of $47 thousand, or $0.00 per diluted share, compared to net income of $13.2 million, or $0.14 per diluted share, for the same period of 2008. For the full year 2009, GAAP net loss was $24.1 million, or $0.25 per share, compared to GAAP net income of $64.0 million, or $0.67 per diluted share in 2008. The 2008 results include a tax benefit of $18.0 million resulting principally from the reversal of a valuation allowance against certain deferred tax assets. The results for the fourth quarter and full year of 2009 included charges of approximately $0.1 million and $13.1 million, respectively, related to restructuring charges and transaction costs in connection with the Scopus acquisition that closed in March 2009.
Excluding restructuring charges, purchase accounting adjustments to inventory and transaction costs related to the recent Scopus acquisition as well as non-cash accounting charges for stock-based compensation expense, the amortization of intangibles and certain tax adjustments, the non-GAAP net income for the fourth quarter of 2009 was $6.3 million, or $0.07 per diluted share, compared to non-GAAP net income of $19.0 million, or $0.20 per diluted share, for the same period of 2008. For the full year 2009, non-GAAP net income, excluding the items discussed above, was $18.0 million, or $0.19 per diluted share, compared to non-GAAP net income of $66.4 million, or $0.70 per share, for 2008. See “Use of Non-GAAP Financial Measures” and “GAAP to non-GAAP Reconciliation” below.
As of December 31, 2009, the Company had cash, cash equivalents and short-term investments of $271.1 million, up from $253.0 million as of October 2, 2009.
“We’re pleased with our sequential growth in sales and bookings in the fourth quarter, driven by improving demand across our expanding global customer base and by the success of our newest products,” said Patrick Harshman, President and Chief Executive Officer. “While 2009 presented considerable economic challenges, we completed a significant acquisition, continued to invest in compelling next-generation technology, maintained our strong operating efficiencies and ended the year with a much improved backlog and deferred revenue position.”
“Moving into 2010, we plan to continue to extend our global reach, strengthen our technology leadership and introduce powerful new solutions for a growing array of new video applications. Although our customers face continued global economic uncertainty and we anticipate the usual seasonal slowdown in first quarter bookings, we expect to continue to grow our revenue and earnings throughout the year.”
Business Outlook
Harmonic anticipates that net sales for the first half of 2010 will be in a range of $170.0 to $180.0 million. GAAP gross margins and operating expenses are expected to be in a range of 45% to 46% and $72.5 to $74.5 million, respectively. Non-GAAP gross margins and operating expenses for the first half of 2010, which exclude charges for stock-based compensation and the amortization of intangibles, are anticipated to be in a range of 48% to 49% and $66.5 to $68.5 million, respectively.
CFO Dickson Announces Plans to Retire
Robin Dickson, the Company’s Chief Financial Officer, has announced plans to retire. The Company has launched a search for a new CFO, and Mr. Dickson will continue to serve until the Company’s search is complete and the smooth transition to a new CFO is accomplished. “Robin has guided Harmonic through its evolution from a private company to the global public enterprise it is today,” said Patrick Harshman. “I thank him for demonstrating the highest levels of integrity, and speak for the entire organization as I wish him the best for the future.”
Conference Call Information
Harmonic will host a conference call today to discuss its financial results at 2:00 p.m. Pacific (5:00 p.m. Eastern). A broadcast of the conference call can be accessed on the Company’s website at www.harmonicinc.com or by calling +1.706.634.9047 (conference identification code 50186233). The replay will be available after 6:00 p.m. Pacific at the same website address or by calling +1.706.645.9291 (conference identification code 50186233).
About Harmonic Inc.
Harmonic Inc. is redefining video delivery with the industry’s most powerful solutions for delivering live and on-demand video to TVs, PCs and mobile devices. Harmonic’s 20 years of technical innovation and market leadership enable the company to offer a unique and comprehensive solution portfolio—including encoding, transcoding, content preparation, stream processing, asset management, edge processing, and delivery. Broadcast, cable, Internet, mobile, satellite and telecom service providers around the world choose Harmonic’s IP-based digital video, software, and broadband edge and access solutions. Using these award-winning and industry-leading solutions, operators can reduce costs and differentiate their services by offering consumers a higher quality, personalized multi-screen experience.
Harmonic (NASDAQ: HLIT) is headquartered in Sunnyvale, California with R&D, sales and system integration centers worldwide. The company’s customers, including many of the world’s largest communications providers, deliver services in virtually every country. Visit www.harmonicinc.com for more information.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to: our expectations regarding our final results for the fourth quarter and year ended December 31, 2009; our belief that our customers will face continued economic uncertainty and that we will experience seasonal slowdown in our bookings during the first quarter of 2010; our expectation that we will grow our revenue and earnings in 2010, as well as continue to extend our global reach, strengthen our technology leadership and introduce powerful new solutions for a growing array of new video applications; our expectations regarding net sales, GAAP gross margins, GAAP operating expenses, non-GAAP gross margins and non-GAAP operating expenses for the first half of 2010; and our expectations regarding Mr. Dickson’s continuing to serve the Company until the Company’s search is complete and the smooth transition to a new CFO is accomplished, and expectations regarding the Company’s search for a new CFO. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that the trends toward more high-definition, on-demand and anytime, anywhere video will not continue to develop at its current pace, or at all; the possibility that our products will not generate sales that are commensurate with our expectations; the mix of products sold and the effect it has on gross margins; delays or decreases in capital spending in the cable, satellite and telco industries; customer concentration and consolidation; general economic conditions, including the impact of recent turmoil in the global financial markets; market acceptance of new or existing Harmonic products; losses of one or more key customers; risks associated with Harmonic’s international operations; inventory management; the effect of competition; difficulties associated with rapid technological changes in Harmonic’s markets; the need to introduce new and enhanced products and the risk that our product development is not timely or does not result in expected benefits or market acceptance; risks associated with a cyclical and unpredictable sales cycle; the risks that our international sales and support center will not provide the operational or tax benefits that we anticipate or that expenses exceed our plans; and the uncertainty associated with the time and cost of the process to hire a new CFO and the risk that Mr. Dickson may choose to retire in advance of the Company’s hiring a new CFO or in advance of completing the desired transition. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic’s filings with the Securities and Exchange Commission, including our annual report filed on Form 10-K for the year ended December 31, 2008, our quarterly report on Form 10-Q for the quarter ended October 2, 2009 and our current reports on Form 8-K. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.
EDITOR’S NOTE — Product and company names used herein are trademarks or registered trademarks of their respective owners.

Harmonic Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$152,477	$179,891
Short-term investments	118,593	147,272
Accounts receivable, net	64,838	63,923
Inventories	35,066	26,875
Deferred income taxes	26,503	36,384
Prepaid expenses and other current assets	20,821	15,985

Total current assets	418,298	470,330
Property and equipment, net	41,671	15,428
Goodwill, intangibles and other assets	112,065	78,605

	$572,034	$564,363

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	22,065	13,366
Income taxes payable	609	1,434
Deferred revenue	32,855	29,909
Accrued liabilities	37,584	50,490

Total current liabilities	93,113	95,199
Accrued excess facilities costs, long-term	58	4,953
Income taxes payable, long-term	43,948	41,555
Other non-current liabilities	27,442	8,339

Total liabilities	164,561	150,046

Stockholders’ equity:
Common stock	2,280,041	2,263,331
Accumulated deficit	(1,872,533)	(1,848,394)
Accumulated other comprehensive loss	(35)	(620)

Total stockholders’ equity	407,473	414,317

	$572,034	$564,363

Harmonic Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Net sales	$86,657	$96,891	$319,566	$364,963
Cost of sales	47,308	48,685	185,206	187,430

Gross profit	39,349	48,206	134,360	177,533

Operating expenses:
Research and development	15,610	14,207	61,435	54,471
Selling, general and administrative	19,707	26,394	81,138	83,118
Amortization of intangibles	533	160	3,822	639

Total operating expenses	35,850	40,761	146,395	138,228

Income (loss) from operations	3,499	7,445	(12,035)	39,305
Interest and other income, net	429	1,138	2,300	6,664

Income (loss) before income taxes	3,928	8,583	(9,735)	45,969
Provision for (benefit from) income taxes	3,881	(4,626)	14,404	(18,023)

Net income (loss)	$47	$13,209	$(24,139)	$63,992

Net income (loss) per share
Basic	$0.00	$0.14	$(0.25)	$0.68

Diluted	$0.00	$0.14	$(0.25)	$0.67

Shares used to compute net income (loss) per share:
Basic	96,109	95,014	95,833	94,535

Diluted	96,597	95,533	95,833	95,434

Harmonic Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended
	December 31, 2009	December 31, 2008
Cash flows from operating activities:
Net income (loss)	$(24,139)	$63,992
Adjustments to reconcile net income to cash provided by operating activities:
Amortization of intangibles	11,904	6,275
Depreciation	8,655	7,014
Stock-based compensation	10,579	7,806
Loss on disposal of fixed assets	198	185
Deferred income taxes	11,818	(55,859)
Other non-cash adjustments, net	2,594	1,409
Changes in assets and liabilities:
Accounts receivable, net	5,426	6,529
Inventories	7,726	7,388
Prepaid expenses and other assets	(2,313)	3,278
Accounts payable	5,735	(7,134)
Deferred revenue	2,072	(6,433)
Income taxes payable	1,389	33,657
Accrued excess facilities costs	(6,044)	(4,638)
Accrued and other liabilities	(24,512)	(3,342)

Net cash provided by operating activities	11,088	60,127

Cash flows from investing activities:
Purchases of investments	(129,202)	(132,813)
Proceeds from sale/maturity of investments	157,881	124,237
Acquisition of property and equipment, net	(8,086)	(8,546)
Acquisition of intellectual property	—	(500)
Acquisition of Scopus	(63,052)	—
Acquisition of Rhozet	(453)	(2,830)
Redemption of Entone, Inc. convertible note	—	2,500

Net cash used in investing activities	(42,912)	(17,952)

Cash flows from financing activities:
Proceeds from issuance of common stock, net	4,243	8,463

Net cash provided by financing activities	4,243	8,463

Effect of exchange rate changes on cash and cash equivalents	167	248

Net increase (decrease) in cash and cash equivalents	(27,414)	50,886
Cash and cash equivalents at beginning of period	179,891	129,005

Cash and cash equivalents at end of period	$152,477	$179,891

Harmonic Inc.
Revenue Information
(In thousands)
(Unaudited)

	Three Months Ended				Year Ended
	December 31,		December 31,		December 31,		December 31,
	2009		2008		2009		2008
Product
Video Processing	$39,788	46%	$37,165	38%	$135,034	42%	$137,390	38%
Edge & Access	28,908	33%	40,719	42%	117,355	37%	165,246	45%
Software, Services and Other	17,961	21%	19,007	20%	67,177	21%	62,327	17%

Total	$86,657	100%	$96,891	100%	$319,566	100%	$364,963	100%

Geography
United States	$43,091	50%	$51,596	53%	$162,023	51%	$205,162	56%
International	43,566	50%	45,295	47%	157,543	49%	159,801	44%

Total	$86,657	100%	$96,891	100%	$319,566	100%	$364,963	100%

Market
Cable	$53,836	62%	$60,929	63%	$192,941	60%	$227,402	62%
Satellite	17,248	20%	20,301	21%	61,539	19%	73,679	20%
Telco & Other	15,573	18%	15,661	16%	65,086	21%	63,882	18%

Total	$86,657	100%	$96,891	100%	$319,566	100%	$364,963	100%

Use of Non-GAAP Financial Measures
In establishing operating budgets, managing its business performance, and setting internal measurement targets, the Company excludes a number of items required by GAAP. Management believes that these accounting charges and credits, which are non-cash or non-recurring in nature, are not useful in managing its operations and business. Historically, the Company has also publicly presented these supplemental non-GAAP measures in order to assist the investment community to see the Company “through the eyes of management,” and thereby enhance understanding of its operating performance. The non-GAAP financial measures presented here are gross margin, operating expense, net income and net income per share. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of the historical non-GAAP financial measures discussed in this press release to the most directly comparable historical GAAP financial measures is included with the financial statements contained in this press release. The non-GAAP adjustments described below have historically been excluded from our non-GAAP financial measures. These adjustments, and the basis for excluding them, are:
•	Restructuring Activities
•	Severance Costs

The Company has incurred severance costs in cost of sales and in operating expenses in connection with the integration of its acquisition of Scopus in March 2009, as well as other severance costs related to headcount reduction actions in response to the global economic slowdown. The Company excludes one-time costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor do they provide a meaningful comparison of current versus prior operating results.
•	Excess Facilities
The Company has incurred excess facilities charges and credits in operating expenses due to adjustments related to vacating portions of its Sunnyvale campus and estimating income from subleases of buildings. Similar facilities charges have been incurred in connection with vacating certain buildings leased by Scopus which are no longer required. The Company excludes one-time charges and credits of this nature in evaluating its ongoing operational performance. We believe that these charges and credits do not reflect expected future expenses nor does their inclusion in calculating our results of operations provide a meaningful comparison of current versus prior operating results.
•	Product Discontinuance
In connection with the rationalization of product lines following the acquisition of Scopus, the Company recorded charges for excess inventory in connection with products which have been discontinued or which are excess to requirements as they are expected to be sold on a very limited basis. The Company excludes one-time costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor does their inclusion in calculating our results of operations provide a meaningful comparison of current versus prior operating results.
•	Acquisition Fees and Expenses
In accordance with the requirements of new business combination accounting standards, which the Company adopted on January 1, 2009, fees and expenses paid to professional advisers in connection with the acquisition of Scopus in March 2009 have been expensed. These acquisition-related costs are of a one-time nature and the Company excludes costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor does their inclusion in calculating our results of operations provide a meaningful comparison of current versus prior operating results.

•	Litigation Settlement Costs
The Company has incurred charges in connection with the settlement of litigation and related expenses. The Company excludes one-time costs of this nature in evaluating its ongoing operating performance as it is difficult to estimate the amount or timing of these items in advance. Generally, in the case of legal settlements, these gains or losses are recorded in the period in which the matter is concluded or resolved even though the subject matter of such litigation originated several years prior to the applicable settlement. We believe that these costs do not reflect future expenses nor do they provide a meaningful comparison of current versus prior operating results.
•	Non-Cash Items
•	Stock-Based Compensation Expense
The Company has incurred stock-based compensation expense in cost of sales and operating expenses. The Company excludes stock-based compensation expense because it believes that this measure is not relevant in evaluating its core operating performance, either for internal measurement purposes or for period-to-period comparisons and benchmarking against other companies.
•	Amortization of Intangibles
The Company has incurred a charge for amortization of intangibles related to acquisitions made by the Company. The Company excludes these items when it evaluates its core operating performance. We believe that eliminating these expenses is useful to investors when comparing historical and prospective results and comparing such results to other companies because these expenses will vary if and when the Company makes additional acquisitions.
•	Purchase Accounting Fair Value Adjustments Related to Inventory
The Company has incurred a charge related to the fair value write-up of acquired inventory sold. GAAP purchase accounting rules require that inventory we acquired in connection with the acquisition of Scopus be written-up to estimated fair market value. Management believes that the charge arising from the fair value write-up of acquired inventory sold does not reflect the actual inventory costs incurred by Scopus prior to the acquisition and does not reflect expected future inventory costs nor does the inclusion of this information in calculating our results of operations provide a meaningful comparison of current versus prior operating results.
•	Provision/Benefit for Income Taxes
In 2008, the Company reversed a valuation allowance against certain deferred tax assets, resulting in a credit to its provision for income taxes. The Company has excluded the discrete benefit from this reversal from its calculation of the Company’s non-GAAP net income because it believes that it is of a one-time nature and does not reflect future expected tax provisions nor does the inclusion of this information in calculating our net income provide a meaningful comparison of current versus prior net income.
Additionally, in 2009, the Company has assumed an effective tax rate of 35% for non-GAAP purposes because management believes that the 35% effective tax rate is reflective of a current normalized tax rate for Harmonic and its consolidated subsidiaries on a global basis. Management believes that this rate i) more appropriately reflects a provision for income taxes based on computed and expected amounts of non-GAAP pre-tax income, and ii) excludes the impact of certain discrete events which can cause quarterly tax provisions to be volatile. Certain discrete items are required by GAAP to be recorded in the current period but do not reflect future expected tax provisions or effective rates nor does the inclusion of this information in calculating our net income provide a meaningful comparison of current versus prior net income.

Harmonic Inc.
GAAP to Non-GAAP Income (Loss) Reconciliation
(Unaudited)

	Three Months Ended December 31, 2009			Three Months Ended December 31, 2008
	Gross	Operating	Net Income	Gross	Operating	Net Income
(In thousands)	Margin	Expense	(loss)	Margin	Expense	(loss)

GAAP	$39,349	$35,850	$47	$48,206	$40,761	$13,209
Cost of sales related to severance costs	85		85
Cost of sales related to stock based compensation expense	431		431	318		318
Research and development expense related to stock based compensation expense		(1,075)	1,075		(824)	824
Selling, general and administrative expense related to stock based compensation expense		(1,435)	1,435		(1,194)	1,194
Selling, general and administrative expense related to excess facilities expense		(71)	71		(96)	96
Selling, general and administrative expense related to restructuring costs		(46)	46
Selling, general and administrative expense related to litigation settlements					(5,189)	5,189
Amortization of intangibles from acquisitions	2,149	(533)	2,682	1,350	(160)	1,510
Discrete tax items and adjustments			467			(3,326)

Non-GAAP	$42,014	$32,690	$6,339	$49,874	$33,298	$19,014

GAAP income per share — basic			$0.00			$0.14

GAAP income per share — diluted			$0.00			$0.14

Non-GAAP income per share — basic			$0.07			$0.20

Non-GAAP income per share — diluted			$0.07			$0.20

Shares used in per-share calculation — basic			96,109			95,014

Shares used in per-share calculation — diluted			96,597			95,533

	Year Ended December 31, 2009			Year Ended December 31, 2008
	Gross	Operating	Net Income	Gross	Operating	Net Income
(In thousands)	Margin	Expense	(loss)	Margin	Expense	(loss)

GAAP	$134,360	$146,395	$(24,139)	$177,533	$138,228	$63,992
Cost of sales related to severance costs	907		907
Cost of sales related to Scopus product discontinuance	5,965		5,965
Purchase accounting fair value adjustments related to inventory	1,142		1,142
Cost of sales related to stock based compensation expense	1,517		1,517	1,137		1,137
Research and development expense related to restructuring costs		(712)	712
Research and development expense related to stock based compensation expense		(3,846)	3,846		(2,845)	2,845
Selling, general and administrative expense related to restructuring costs		(2,337)	2,337
Selling, general and administrative expense related to stock based compensation expense		(5,215)	5,215		(3,824)	3,824
Selling, general and administrative expense related to excess facilities expense		(494)	494		(1,834)	1,834
Selling, general and administrative expense related to litigation settlements					(5,189)	5,189
Acquisition costs related to Scopus		(3,367)	3,367
Amortization of intangibles	8,042	(3,822)	11,864	5,501	(639)	6,140
Impairment on Lehman Brothers investment						845
Discrete tax items and adjustments			4,732			(19,394)

Non-GAAP	$151,933	$126,602	$17,959	$184,171	$123,897	$66,412

GAAP income (loss) per share — basic			$(0.25)			$0.68

GAAP income (loss) per share — diluted			$(0.25)			$0.67

Non-GAAP income per share — basic			$0.19			$0.70

Non-GAAP income per share — diluted			$0.19			$0.70

Shares used in per-share calculation — basic			95,833			94,535

Shares used in per-share calculation — diluted, GAAP			95,833			95,434

Shares used in per-share calculation — diluted, non-GAAP			96,354			95,434